Exhibit 99.1

Un-official Translation

No.0558234

CERTIFICATE OF
APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH FOREIGN INVESTMENT IN THE PEOPLE’S REPUBLIC OF CHINA

APPROVAL NUMBER: Shangwaizi Su Fu Zi No.[2002]40166

CODE FOR IMPORT AND EXPORT ENTERPRISE: 3200735328525

DATE OF APPROVAL: March 1, 2002

DATE OF ISSUE: December 13, 2011

(Seal of Jiangsu Province Government)

SERIAL NUMBER OF ISSUE: 3200158814

NAME OF ENTERPRISE	CHINESE	江苏锦宇环境工程有限公司
ENGLISH	JIANGSU JINYU ENVIRONMENTAL ENGINEERING CO. LTD
ADDRESS	Gaocheng Town, Yixing City
TYPE OF BUSINESS	Chinese-foreign Equity Joint Venture Enterprise	DURATION OF OPERATION	15 years
TOTAL INVESTMENT	USD 1,600,000
REGISTERED CAPITAL	USD 1,120,000
BUSINESS SCOPE	The design of the environmental engineering, general contractor of the environmental equipment (exclusive of the building), production of the mechanical equipment and the equipment and accessory for the environmental pollution prevention and control; after-sale service (aforementioned is exclusive of those restricted or prohibited by the state. Operation is subject to license where the special approval is required.).
NAME OF INVESTORS ON CHINESE AND ENGLISH	PLACE OF REGISTRATION	CAPITAL CONTRIBUTION
Dragon Path International Limited Yixing Dragon Path Environment Technology Limited	British Virgin Islands China	USD 280,000 USD 840,000